Exhibit 10.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

INTRODUCTION:

This Employment Agreement and any addenda or exhibits attached hereto (“Agreement”) is between Silk Road Medical, Inc. (“Employer”) and Andrew Davis  (“Employee”, “You,” or “Your”) (collectively the “Parties”). This Agreement, and any addenda or exhibits, describe important aspects of, and obligations regarding,  Your employment with Employer, including the ownership, protection and nondisclosure of Employer’s trade secrets, confidential information and inventions. This is an enforceable contract which You must read and sign as a condition of Your new or continued employment with Employer.

Employer is a medical device company focused on reducing the risk of stroke and its devastating impact through the use of a new approach for the treatment of carotid artery disease, called Transcarotid Artery Revascularization (TCAR), and related products.  Employer’s business is national in scope, and Employer markets and sells its products and services to customers throughout the United States. In the course of its business, Employer has invested in valuable research, design, engineering methodologies and equipment, sales and marketing data, customer data, and other sophisticated management and operational procedures designed to enhance product quality and business efficiency, defined in further detail herein as Confidential Information and Inventions. You and Employer acknowledge the importance of protecting Employer’s rights with respect to this information without unduly impairing Your ability to pursue employment outside of Employer in the future should You so choose.

Therefore, in consideration of and as a condition of Your new or continued employment, and in exchange for Employer’s offer of compensation, equity, benefits, promotional opportunities, and access to Employer Confidential Information and Inventions, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

Employment-at-Will.  You acknowledge and agree that Your employment with Employer is on an “at-will” basis, meaning there is no set term of employment, and either You or the Employer may terminate Your employment relationship at any time, for any reason, with or without prior notice, unless otherwise required by applicable law. You acknowledge that Your at-will employment cannot be modified unless by written agreement between You and the President and Chief Executive Officer (“CEO”) of Employer,  or their designee.  You further acknowledge that Employer has the right to modify the terms and conditions of Your employment, including Your job title, job duties, salary and compensation, and benefits, with or without advanced notice, unless otherwise required by applicable law.

2.

Job Duties and Avoidance of Conflicts of Interest.  You agree to devote Your entire productive time, ability and attention to Employer’s business. You agree that while employed by Employer,  You will not directly or indirectly engage in outside ownership, employment, consulting or other activities that, in Employer’s exclusive judgment, conflict with Your employment obligations to Employer, unless prior written consent is obtained from an authorized officer of Employer.  While You are employed by Employer,  You are required to give Employer written notice and secure written approval before acting as an owner, employee, consultant to, or providing other activities for, any entity other than Employer.

3.

Representation of No Restrictions. As a material condition of Your employment with Employer,  You represent and warrant that You are under no legal obligation to any other company, person or entity which is inconsistent with, or may conflict with, Your obligations to Employer, or which might impede Your ability to fully perform any of Your duties and responsibilities to Employer, including any non-competition or non-solicitation agreements.  You agree that You will not use, disclose to Employer, or cause Employer to use, any proprietary information, confidential information or trade secrets of any former employer or any other person or entity, nor will You bring onto the premises of Employer, transfer to Employer’s electronic systems, or otherwise share with Employer any proprietary, confidential or trade secret information belonging to any other employer, person or entity unless consented to in writing by such employer, person or entity.

4.

Compliance with Laws, Policies, and Procedures.    You agree that You will comply with present and future policies and procedures of Employer, as well as applicable local, state, and federal law, including without limitation Employer’s Conflict of Interest Guidelines in place from time to time, polices prohibiting discrimination,  harassment and retaliation, and those regarding workplace safety, wage and hour requirements, and all other employment practices, and laws governing the use, protection and nondisclosure of Employer’s Confidential Information. You further agree to promptly notify Employer’s Human Resources department or management team regarding any question or objection You may have regarding Employer’s or Your compliance with state, federal or foreign laws or regulations or Your compensation, benefits, duties, or employment.

5.

Commitment to Reporting Non-Compliance. By entering into this Agreement, You agree that You will promptly notify Employer’s Human Resources department or Compliance Officer if at any time during the course of Your employment with Employer,  You become aware of or suspect that Employer is not in compliance with any statute, regulation, or any other legal or regulatory standard applicable to any aspect of Employer’s business. Prompt disclosure and reporting under this Section includes, but is not limited to, suspected or alleged violations under the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the False Claims Act, the Anti-Kickback Statute, federal, state, and/or local employment laws related to discrimination, harassment and/or retaliation, or any other federal, state, local, or international law, statute, or regulation applicable to Employer’s employees or former employees, including state whistleblower laws.  Nothing in this Agreement interferes with Your  right to file a complaint, charge or report with any law enforcement agency or any other regulatory body or agency, or to participate in any manner in any investigation initiated by such an agency or regulatory body.

6.	Protection and Non-Disclosure of Employer Confidential Information.

A.

Confidential Information. “Confidential Information”  means information (including any and all combinations of individual items of information) that Employer has or will develop, acquire, create, compile, discover or own, that has value in or to the Employer’s business which is not generally known and which Employer wishes to maintain as confidential. Confidential Information includes both information disclosed by Employer to You, and information developed or learned by You during the course of Your employment with Employer. Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of Employer, whether or not such information is identified as Confidential Information. By way of example, and without limitation, Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of Employer, or to Employer’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Employer’s products or services and markets therefor, customer lists and customer information (including, but not limited to, customers of Employer from whom You obtained information for use in connection with a possible sale of products and/or services to, or to whom You became acquainted with or interacted with regarding the possible sale of products or services while at Employer), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial,  or other business information, parts, equipment, or other Employer property. Confidential Information also includes any information that Employer receives from third parties (for example, customers, suppliers, vendors, licensors, licensees, partners, and collaborators) which Employer is required to maintain and treat as confidential or proprietary. Notwithstanding the foregoing, Confidential Information shall not include any such information which: (a) was lawfully known to You prior to disclosure; (b) is or becomes known to the public by general publication without violation of any obligation of non-disclosure; (c) is given to You by a third party having a right to do so and without an obligation of confidentiality and non-use; or (d) is required to be disclosed by an order of a court or pursuant to a subpoena or similar writ or order.

B.

Acknowledgements.  You recognize and acknowledge that during the course of Your employment with Employer,  You will have access to and receive Confidential Information and that such Confidential Information is valuable, special and essential to the successful and effective conduct of Employer’s business, and has been developed or acquired by Employer at substantial cost and expense. You further acknowledge and agree that the sale or unauthorized use or disclosure of any of Employer’s Confidential Information obtained by You during Your employment with Employer  constitutes a breach of this Agreement.

C.

Non-Disclosure.  You agree, during the period of Your employment with Employer and at any time after Your separation of employment from Employer for any reason,  to hold Employer’s Confidential Information in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Employer Confidential Information. You agree not to use or disclose any of Employer’s Confidential Information to any person, corporation, firm, company or business entity other than Employer for any reason or purpose whatsoever except as necessary to perform services for Employer, as authorized by the prior written consent of Employer’s President and CEO or their designee, or as may be required by court order or applicable law.  You agree that Employer’s Confidential Information and Employer Property (as defined in Section 9) constitutes the Employer’s sole property during and after Your employment with the Employer and that You will not remove any tangible copies of Confidential Information from the Employer’s premises or print tangible copies of any Confidential Information that You accesses electronically from a remote location, nor will You download, upload, or otherwise transfer copies of Confidential Information or Employer property to any external storage media, device or cloud storage, except as necessary to perform Your job duties for the Employer and for Employer’s sole benefit.

When compelled to disclose Confidential Information by court order or applicable law, prior to disclosure You agree to provide written notice to the President and CEO or Chief Legal Officer of Employer. You understand that Your  unauthorized use or disclosure of Employer Confidential Information during Your  employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Employer.

D.

DTSA Notice.  Pursuant to the Defend Trade Secrets Act of 2016, You understand that You may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed in a lawsuit or other proceeding, if such filing is made under seal. In the event You file a lawsuit or other proceeding against  Employer alleging that Employer retaliated against You because of Your  disclosure, You may disclose the relevant trade secret to Your  attorney and may use the trade secret in the proceeding if (i) You file any document containing the trade secret under seal, and (ii) You do not otherwise disclose the trade secret except pursuant to court order.

E.

Exclusions. You understand that nothing in this Section limits Your  rights to discuss the terms, wages, and working conditions of Your  employment, including regarding unlawful acts in the workplace, such as harassment or discrimination or any other conduct that You have reason to believe is unlawful, in accordance with applicable law. You further understand that nothing in this Section or this Agreement limits or prohibits You from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, Employer. Notwithstanding, in filing such a complaint or charge, You agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies. You further understand that You are not permitted to disclose the Employer’s attorney-client privileged communications or attorney work product.

7.	Ownership.

A.

Assignment of Inventions. As between the Employer and You, You agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time You are in the employ of the Employer (including during Your  off-duty hours), or with the use of the Employer’s equipment, supplies, facilities, or Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 7(G) below (collectively, “Inventions”), are the sole property of the Employer. You also agree to promptly make full written disclosure to the Employer of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Employer all of Your  right, title and interest in and to Inventions. You agree that this assignment includes a present conveyance to the Employer of ownership of Inventions that are not yet in existence. You further acknowledge that all original works of authorship that are made by You (solely or jointly with others) within the scope of and during the period of Your  employment with the Employer and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. You understand and agree that the decision whether or not to commercialize or market any Inventions is within the Employer’s sole discretion and for the Employer’s sole benefit, and that no royalty or other consideration will be due to You as a result of the Employer’s efforts to commercialize or market any such Inventions.

B.

Pre-Existing Materials. You will inform the Employer, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by You or in which You have an interest prior to, or separate from, Your  employment with the Employer, including, without limitation, any Prior Invention(s) as defined by Section 7(G), or otherwise utilizing any Prior Invention(s) in the course of Your  employment with the Employer; and

the Employer is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Invention(s), without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. You will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Employer’s prior written permission.  Attached hereto,  as Exhibit A,  a list describing all Your  Prior Invention(s) that relate to the Employer’s current or anticipated business, products, or research and development or, if no such list is attached, You represent and warrant that there are no such Prior Invention(s). Furthermore, You represent and warrant that if any Prior Invention(s) are included on Exhibit A, they will not materially affect Your  ability to perform all obligations under this Agreement.

C.

Moral Rights. Any assignment to the Employer of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, You hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.

Maintenance of Records. You agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by You (solely or jointly with others) during the term of Your  employment with the Employer. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Employer. As between the Employer and You, the records are and will be available to and remain the sole property of the Employer at all times.

E.

Further Assurances. You agree to assist the Employer, or its designee, at the Employer’s expense, in every proper way to secure the Employer’s rights in the Inventions in any and all countries, including the disclosure to the Employer of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Employer shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Employer, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. You further agree that Your  obligations under this Section 7(E) shall continue after the termination of this Agreement.

F.

Attorney-in-Fact. You agree that, if the Employer is unable because of Your  unavailability, mental or physical incapacity, or for any other reason to secure Your  signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Employer in this Section then You hereby irrevocably designate and appoint the Employer and its duly authorized officers and agents as Your  agent and attorney-in-fact, to act for and on Your  behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G.

Exception to Assignments. You understand that the provisions of this Agreement requiring assignment of Inventions (as defined under Section 7(A) above) to the Employer do not apply to any Inventions which qualify under the provisions of California Labor Code Section 2870 and similar state laws, which includes Inventions that You develop entirely on Your  own time, without using the Employer’s equipment, supplies, facilities, or trade secret information, and that do not relate to the business of the Employer or the Employer’s actual or reasonably anticipated research or development, or that do not result from any work performed by You for the Employer (“Prior Invention(s)”). You will advise the Employer promptly in writing of any Inventions that You believe constitute Prior Invention(s) and are not otherwise disclosed on Exhibit A to permit a determination of ownership by the Employer. Any such disclosure will be received in confidence. You agree that You will not incorporate, or permit to be incorporated, any Prior Invention(s) owned by You or in which You have an interest into an Employer product, process or service without the Employer’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of Your  employment with the Employer, You incorporate into an Employer product, process or service an Prior Invention(s) owned by You or in which You have an interest, You hereby grant to the Employer a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Prior Invention(s) as part of or in connection with such product, process or service, and to practice any method related thereto.

8.

Restrictions on Solicitation.  In order to protect Employer’s critical business interests, including but not limited to those with respect to Confidential Information, customer relationships, employee relationships, and vendor relationships, and Employer’s investment in its products, services, technology, business planning, sales and marketing programs, and business strategies and plans, as well as its critical relationships with its sales personnel,  You agree that You will not, directly or indirectly, either on Your own behalf or on behalf of any other person or entity:

A.

Attempt to persuade or solicit any person who is an employee, consultant or contractor of Employer to terminate or reduce their relationship with the Employer during Your employment with Employer, and for a period of two (2) years after termination of Your employment with Employer for any reason; and

B.

Attempt to persuade or solicit any actual or prospective Customer, as defined herein, to terminate or reduce their relationship with the Employer during Your employment with Employer and for a period of one (1) year after termination of Your employment with Employer for any reason. “Customer” is defined as any person or entity, including but not limited to health care providers and facilities, to whom or to which You sold, negotiated the sales, supported, marketed or promoted products or services on behalf of Employer during the prior one (1) year in which You were employed by Employer, regardless of whether that Customer purchased Employer products from You or the Employer.

You acknowledge that the Employer’s offer of consideration set forth in this Agreement is expressly conditioned upon Your agreement to be bound by the restrictions set forth in this Section 8 and the other terms and conditions of this Agreement, and that it constitutes sufficient, independent, mutually agreed upon consideration to support the restrictions in this Section 8. You also agree that the foregoing restrictions are reasonable and necessary to protect Employer and do not deprive You of the opportunity to suitably support You or Your family with other employment opportunities after Your employment with Employer ends.

During the restrictive periods set forth in this Section 8, You will inform any new employer, prior to accepting employment or providing consulting services, of the existence of this Agreement and provide such employer with a copy of this Agreement any addenda or exhibits.

9.

Return of Employer Property.    Upon separation from employment with the Employer for any reason, or at any earlier time as the Employer may request, You shall immediately return to Employer any and all Employer Property in Your  possession or control and shall not keep any copies of such Employer Property in Your  possession, in physical or electronic format.  “Employer Property”  means Confidential Information, including Employer equipment such as computer servers, messaging and email systems or accounts, applications for computers or mobile devices, web-based services (including cloud-based information storage accounts), smart phones, tablets, e-readers, telephone equipment, and other electronic media devices, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Employer credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items including, without limitation, those records maintained pursuant to Section 7(D).

Notwithstanding the foregoing, You understand that You are allowed to keep a copy of the personnel records relating to Your  personal employment. After returning such Employer Property, You agree to permanently delete from any electronic media in Your possession, custody, or control any and all copies of such Employer Property. You also agree to provide Employer with a list of any documents that You created or are otherwise aware that are password-protected and the password(s) necessary to access such password-protected documents.

10.	Miscellaneous.

A.

Applicable Law; Consent to Jurisdiction.  In the interest of facilitating the consistent interpretation of this Agreement, and in the interest of judicial efficiency and economy, if Your primary work location is Minnesota or any state other than California, this Agreement shall be governed by the laws of the State of Minnesota, without regard to any conflicts of law rules, unless otherwise required by the law of the state of Your primary work location. Accordingly, You consent to personal and exclusive jurisdiction and venue in the state and federal courts located in Hennepin County, State of Minnesota. If Your primary work location is California, this Agreement shall be governed by the laws of the State of California, without regard to any conflicts of law rules, and You agree to submit to personal jurisdiction in the state and federal courts in the State of California, and that any such action must be venued exclusively in Santa Clara County.

B.

Remedies. In the event of a breach or threatened breach by You of any provision of this Agreement or its addenda or exhibits, the Employer shall be entitled to an injunction restraining You from such breach or threatened breach, without the necessity of posting a bond. Nothing contained herein shall be construed to prohibit the Employer from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from You. Moreover, if the Employer prevails against You, in whole or in part, in any action to enforce any provision of this Agreement or its addenda or exhibits, whether for injunctive relief or damages or both, then in addition to whatever injunctive relief or damages may be awarded, the Employer shall be entitled to its costs incurred in the successful pursuit of such action or portion thereof, including reasonable attorneys’ fees.

C.

Assignability. This Agreement will be binding upon Your  heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Employer, its successors, and its assigns. Notwithstanding anything to the contrary herein, the Employer may assign this Agreement and its rights and obligations under this Agreement to any successor to all, or substantially all, of the Employer’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Employer’s successors and assigns are authorized to enforce the Employer’s rights under this Agreement.

D.	Entire Agreement. This Agreement, together with the any addenda or exhibits 9 attached hereto, sets forth the entire agreement and understanding between the Employer and You with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, that certain At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement effective as of May 18, 2015 between the Employer and You and any representations made during Your hiring process or otherwise. You represent and warrant that You are not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in Your  duties, salary, compensation, conditions or any other terms of Your  employment will not affect the validity or scope of this Agreement.

E.	Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

F.

Severability. If a court or other body of competent jurisdiction finds any provision of this Agreement, or portion thereof, including but not limited to Section 10(A), to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

G.

Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President and CEO or their designee, and You.  No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. Waiver by the Employer of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

H.	Survivorship. The rights and obligations of the Parties to this Agreement will survive termination of Your employment with the Employer.

I.

Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  This Agreement may be executed by facsimile or e-mail of a PDF file, which shall have the same force and effect as original signatures.

By signing below, the Parties acknowledge that they have read, understand, and agree to be bound by the terms of this Agreement:

EMPLOYEE:	SILK ROAD MEDICAL, INC.
Signature: /s/ Andrew S. Davis
Printed Name: Andrew Davis	By: Alison Highlander
Date: Sep 15, 2023	Title: Vice President, Human Resources

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

Inventions or improvements        _no_____(please type “yes” or “no”)

Additional Sheets Attached         _no_____(please type “yes” or “no”)

Andrew S. Davis
Signature
Andrew Davis
Name of Employee (typed or printed)
Sep 15, 2023
Date

A-1